UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 2, 2009

SPARE BACKUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30787	23-3030650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

72757 Fred Waring Drive, Palm Desert, CA	92260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	760-779-0251

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 2, 2009, Spare Backup entered into a Memorandum of Understanding (“MOU”) with Comet, Located in England. The MOU will govern the relationship of the parties for an interim period of six weeks pending completion of a Master Services Agreement. The MOU details the provision of Spare Backup services to include Online PC data backup, PC data transfer, Cloud computing (Spare Room) and PC synchronization services. These services will be co-branded Comet, powered by Spare Backup through the term of the MOU.

Comet is part of Kesa Electricals plc, a pan-European group operating in twelve European countries. Comet offers a wide range of electrical products for business and consumer usage. With more than 250 stores throughout the UK, Comet offers a unique all-round shopping experience with a range of services including full installation of products such as televisions and computers. Comet will make the services covered under this MOU available throughout its retail sales markets comprising England, Scotland, Ireland and Wales.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARE BACKUP, INC.

Date: June 3, 2009	By:	/s/ Cery Perle
Cery Perle,
Chief Executive Officer and President